SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): Date of Report is January 19, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On December 20, 2010, a subsidiary of LyondellBasell Industries N.V. (the “Company”) received demand letters from affiliates of Access Industries (collectively, “Access”), a more than five percent shareholder of the Company. The Company has conducted an initial investigation of the facts underlying the demand letters and engaged in discussions with Access. The Company requested that Access withdraw its demands with prejudice and, on January 17, 2011, Access declined to withdraw the demands, with or without prejudice.
     Specifically, Access affiliates Nell Limited (“Nell”) and BI S.á.r.l. (“BI”) have demanded that LyondellBasell Industries Holdings B.V., a wholly-owned subsidiary of the Company (“LBIH”), indemnify them and their shareholders, members, affiliates, officers, directors, employees and other related parties for all losses, including attorney’s fees and expenses, arising out of a pending lawsuit styled Edward S. Weisfelner, as Litigation Trustee of the LB Litigation Trust v. Leonard Blavatnik, et al., Adversary Proceeding No. 09-1375 (REG), in the United States Bankruptcy Court, Southern District of New York.
     In the Weisfelner lawsuit, the plaintiffs seek to recover damages from numerous parties, including Nell, Access and its affiliates. The damages sought from Nell, Access and its affiliates include, among other things, the return of all amounts earned by them related to their acquisition of shares of Lyondell Chemical Company prior to its acquisition by Basell AF S.C.A in December 2007, distributions by Basell AF S.C.A. to its shareholders before it acquired Lyondell Chemical Company, and management and transaction fees and expenses. We cannot at this time determine the amount of liability, if any, that may be sought from LBIH by way of indemnity if a judgment is rendered or a settlement is paid in the Weisfelner lawsuit.
     Nell and BI have also demanded that LBIH pay $50 million in management fees for the years 2009 and 2010 and that LBIH pay other unspecified amounts relating to advice purportedly given in connection with financing and other strategic transactions.
     Nell and BI assert that LBIH’s responsibility for indemnity and the claimed fees and expenses arises out of a management agreement entered into on December 11, 2007, between Nell and Basell AF S.C.A. They assert that LBIH, as a former subsidiary of Basell AF S.C.A., is jointly and severally liable for Basell AF S.C.A.’s obligations under the agreement, notwithstanding that LBIH was not a signatory to the agreement and the liabilities of Basell AF S.C.A., which was a signatory, were discharged in the LyondellBasell bankruptcy proceedings.
     The Company does not believe that the management agreement is in effect or that the Company, LBIH, or any other Company-affiliated entity owes any obligations under the management agreement. The Company intends to defend vigorously any proceedings, claims or demands that may be asserted.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: January 19, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President